Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Reports Fourth Quarter and Full Year 2014 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—October 14, 2014—KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals to select markets, today announced financial results for its fourth fiscal quarter and fiscal year ended July 31, 2014.

2014 Fourth Quarter Financial Highlights

•	Net sales were $91.2 million, an increase of 12% from last year’s fourth quarter.

•	Adjusted EBITDA[1] was $9.0 million, compared to $8.1 million last year.

•	Adjusted diluted EPS[2] was $0.27 vs. $0.28 in last year’s fourth quarter.

•	GAAP loss per diluted share was $(0.07) vs. earnings per diluted share of $0.06 in last year’s fourth quarter.

2014 Fiscal Year Financial Highlights

•	Net sales were $353.4 million, an increase of 34% from fiscal 2013.

•	Net cash from operations was $40.4 million, nearly double the level of fiscal 2013.

•	Adjusted EBITDA[1] was $30.6 million, compared to $29.4 million last year.

•	Adjusted diluted EPS[2] was $0.81, compared to $1.11 last year.

•	GAAP loss per share was $(0.09) vs. EPS of $0.81 in fiscal 2013.

Bay Point Manufacturing Realignment

•	As previously announced, KMG plans to optimize its hydrofluoric acid (HF) operations by ceasing HF production in Bay Point, California and exiting that facility.

•	In the fourth quarter of fiscal 2014, the Company incurred $1.8 million in realignment charges related to this initiative and $2.7 million of non-cash impairment charges related to other equipment at Bay Point.

•	In addition, the Company estimates incurring $3.2-$5.0 million in realignment charges in fiscal 2015, including $1.5-$3.0 million for decommissioning of equipment and $1.7-$2.0 million in non-cash charges for accelerated depreciation.

•	Starting in fiscal 2016, the Company projects annual savings of $1.0-$3.0 million from the HF manufacturing realignment.

Chris Fraser, KMG chairman and chief executive officer, said, “Our fiscal fourth quarter results reflect our commitment to improving efficiency and maximizing cash flow, as we reported fourth quarter adjusted EBITDA of $9 million, an 11% increase over the comparable quarter last year. Our positive cash flow and focus on working capital management enabled us to reduce long-term debt by $12 million in the fourth quarter and by $25 million for the fiscal 2014 year.

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Mr. Fraser continued, “Over the past year we made substantial progress with respect to the integration of the Ultra Pure Chemicals business and consolidation of our global electronic chemicals operations. While this restructuring remains on schedule for completion by the end of calendar 2015, we continue to seek opportunities to further optimize our efficiency and better serve our customers. Yesterday we announced the realignment of our hydrofluoric acid operations, which will involve ceasing HF production at Bay Point, California and more fully leveraging our state-of-the-art Electronic Chemicals facility in Pueblo, Colorado. This initiative will enable us to provide the increasingly high purity levels of HF that our semiconductor customers require. Starting in fiscal 2016, we expect to realize $1-3 million in annual savings from this realignment.”

Fourth quarter results Dollars in thousands, except EPS	Fiscal 2014		Fiscal 2013
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net sales	$91,156	$91,156	$81,087	$81,087
Operating income (loss)	5,600	(415)	5,278	2,525
Operating margin	6.1%	(0.5%)	6.5%	3.1%
Net income (loss)	3,163	(822)	3,247	723
Diluted earnings (loss) per share	$0.27	$(0.07)	$0.28	$0.06

Full year results Dollars in thousands, except EPS	Fiscal 2014		Fiscal 2013
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net sales	$353,406	$353,406	$263,311	$263,311
Operating income	17,356	3,951	21,333	17,180
Operating margin	4.9%	1.1%	8.1%	6.5%
Net income (loss)	9,450	(988)	12,808	9,348
Diluted earnings (loss) per share	$0.81	$(0.09)	$1.11	$0.81

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Business segment results

Electronic Chemicals	Fiscal 2014		Fiscal 2013
Fourth Quarter Results
Dollars in thousands	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net sales	$66,332	$66,332	$54,268	$54,268
Operating income[3]	4,552	4,581	4,090	3,513
Operating margin	6.9%	6.9%	7.5%	6.5%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $66.3 million, up 22% from the prior year’s $54.3 million. The sales increase reflected a full quarter’s contribution from the acquired UPC business, as opposed to two months’ contribution in the comparable period of 2013, and stronger overall global demand for high purity process chemicals.

•	Adjusted EBITDA[4] of $7.8 million, compared to $6.7 million last year. Adjusted EBITDA increased due to improved global sales volumes, as well as restructuring-related synergies and commercial benefits related to the UPC acquisition.

•	Adjusted operating income of $4.6 million vs. $4.1 million last year. Operating income improved due to increased global sales volumes and restructuring-related synergies, partially offset by increased depreciation and amortization arising from the UPC acquisition.

Electronic Chemicals	Fiscal 2014		Fiscal 2013
Full Year Results
Dollars in thousands	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net sales	$253,754	$253,754	$165,755	$165,755
Operating income	14,974	14,089	14,569	13,992
Operating margin	5.9%	5.6%	8.8%	8.4%

[3]	Segment income from operations includes allocated corporate overhead expenses.
[4]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Wood Treating Chemicals
Fourth Quarter Results
Dollars in thousands	Fiscal 2014	Fiscal 2013
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$24,804	$26,777
Operating income	2,682	2,390
Operating margin	10.8%	8.9%

For the fourth fiscal quarter, the Wood Treating Chemicals segment reported:

•	Sales of $24.8 million, down 7.4% from the prior year’s fourth quarter. The sales decline reflected lower creosote prices.

•	EBITDA was $2.9 million, compared to $2.5 million in last year’s fourth quarter.

•	Operating income of $2.7 million, or 10.8% of sales, vs. $2.4 million, or 8.9% of sales, last year. Operating profit in the fourth quarter of fiscal 2014 improved from the comparable quarter last year due in part to lower distribution, manufacturing and selling expenses, and higher selling prices in our penta business.

Wood Treating Chemicals
Full Year Results
Dollars in thousands	Fiscal 2014	Fiscal 2013
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$99,514	$97,185
Operating income	8,390	10,522
Operating margin	8.4%	10.8%

Outlook

•	Fiscal 2015 consolidated net sales are forecast to be essentially flat as compared to fiscal 2014, with moderate growth in the Electronic Chemicals segment likely offset by potential weakness in the Wood Treating Chemicals segment.

•	Excluding restructuring and realignment charges, fiscal 2015 adjusted EBITDA is forecast to be $32-35 million.

•	Fiscal 2015 depreciation and amortization expense is forecast at approximately $16 million.

•	Fiscal 2015 capital expenditures are forecast at $14-16 million, including expenses related to our ERP system implementation and UPC integration.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Conference call

Date: October 14, 2014

Time: 10:00 am ET

Dial in: 866-515-2911 or 617-399-5125

Participant passcode: 79185895

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 1:00 p.m. ET on October 14, 2014. To access the call, dial 888-286-8010 or 617-801-6888 using participant passcode 28575887.

Form 10-K filing

We will file our annual report on Form 10-K next week.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. Its current operations are focused on the electronic and industrial wood treatment chemical markets. For more information, visit the Company’s website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2014	2013	2014	2013
Net sales	$91,156	$81,087	$353,406	$263,311
Cost of sales	63,179	56,759	249,907	186,841

Gross profit	27,977	24,328	103,499	76,470

Distribution expenses	13,272	10,938	50,251	30,312
Selling, general and administrative expenses	9,336	10,865	38,421	28,978
Restructuring charges[5]	1,267	—	6,359	—
Realignment charges[6]	4,517	—	4,517	—

Operating income (loss)	(415)	2,525	3,951	17,180

Other income (expense)
Interest expense, net	(604)	(577)	(2,854)	(1,771)
Other, net	(291)	(33)	(831)	(208)

Total other expense, net	(895)	(610)	(3,685)	(1,979)

Income/(loss) from continuing operations before income taxes	(1,310)	1,915	266	15,201
Provision for income taxes	488	(1,184)	(1,254)	(5,715)

Income/(loss) from continuing operations	(822)	731	(988)	9,486
Discontinued operations:
Loss from discontinued operations, before income taxes	—	(16)	—	(203)
Income tax benefit	—	8	—	65

Loss from discontinued operations	—	(8)	—	(138)

Net income/(loss)	$(822)	$723	$(988)	$9,348

Earnings (loss) per share:
Basic
Income/(loss) from continuing operations	$(0.07)	$0.06	$(0.09)	$0.82
Loss from discontinued operations	—	—	—	(0.01)

Net income/(loss)	$(0.07)	$0.06	$(0.09)	$0.81

Diluted
Income/(loss) from continuing operations	$(0.07)	$0.06	$(0.09)	$0.82
Loss from discontinued operations	—	—	—	(0.01)

Net income/(loss)	$(0.07)	$0.06	$(0.09)	$0.81

Weighted average shares outstanding:
Basic	11,641	11,521	11,615	11,487
Diluted	11,641	11,590	11,615	11,578

[5]	Restructuring charges include accelerated depreciation of $714 for Q4 2014 and $2,434 for fiscal 2014.
[6]	Realignment charges include $1,776 of depreciation and $2,741 in non-cash impairment charges.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	July 31, 2014	July 31, 2013
Assets
Current assets
Cash and cash equivalents	$19,252	$13,949
Accounts receivable
Trade, net of allowances of $272 at July 31, 2014 and $224 at July 31, 2013	40,176	41,935
Other	1,904	4,210
Inventories, net	45,268	53,387
Current deferred tax assets	1,577	1,400
Prepaid expenses and other	3,476	3,955

Total current assets	111,653	118,836
Property, plant and equipment, net	92,450	96,688
Deferred tax assets	442	1,069
Goodwill	12,595	10,929
Intangible assets, net	28,353	29,261
Restricted cash	1,000	1,000
Other assets, net	4,365	4,232

Total assets	$250,858	$262,015

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$36,690	$35,492
Accrued liabilities	16,986	8,362
Employee incentive accrual	4,575	1,989

Total current liabilities	58,251	45,843
Long-term debt	60,000	85,000
Deferred tax liabilities	9,881	11,462
Other long-term liabilities	2,520	2,470

Total liabilities	130,652	144,775
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,649,001 shares issued and outstanding at July 31, 2014 and 11,522,321 shares issued and outstanding at July 31, 2013	116	115
Additional paid-in capital	28,886	26,689
Accumulated other comprehensive income/(loss)	645	(2,504)
Retained earnings	90,559	92,940

Total stockholders’ equity	120,206	117,240

Total liabilities and stockholders’ equity	$250,858	$262,015

Phone: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2014 AND 2013

(In thousands)

	2014	2013
Cash flows from operating activities
Net income/(loss)	$(988)	$9,348
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	14,117	8,295
Depreciation related to realignment and restructuring	4,210	—
Non-cash impairment charges	2,741	—
Amortization of loan costs included in interest expense	60	41
Stock-based compensation expense	2,231	446
Bad debt expense	128	208
Allowance for excess and obsolete inventory	634	(355)
Loss on sale of animal health business	—	57
(Gain) loss on disposal of property	(28)	59
Deferred income tax expense/(benefit)	(2,227)	1,247
Tax benefit from stock-based awards	(328)	(529)
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable — trade	2,137	1,813
Accounts receivable — other	746	(2,593)
Inventories	7,861	(1,018)
Other current and non-current assets	822	(654)
Accounts payable	398	5,301
Accrued liabilities and other	7,844	(1,394)

Net cash provided by operating activities	40,358	20,272
Cash flows from investing activities
Additions to property, plant and equipment	(9,497)	(5,505)
Disposals to property, plant and equipment	74	—
Acquisition of Ultra Pure Chemicals, net of cash acquired	149	(62,608)

Net cash used in investing activities	(9,274)	(68,113)
Cash flows from financing activities
Net borrowings/(payments) under revolving loan facility	(25,000)	61,000
Deferred financing costs	—	(229)
Proceeds from exercise of stock options and warrants	—	70
Tax benefit from stock-based awards	328	529
Payment of dividends	(1,393)	(1,378)

Net cash provided by/(used in) financing activities	(26,065)	59,992
Effect of exchange rate changes on cash	284	165

Net increase in cash and cash equivalents	5,303	12,316
Cash and cash equivalents at the beginning of year	13,949	1,633

Cash and cash equivalents at end of year	$19,252	$13,949

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding expenses related to the integration of the UPC business, restructuring and realignment of the Electronic Chemicals business, and CEO transition expenses from current results will allow for more accurate comparisons of our operating performance. KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Electronic	Wood Treating
Three Months Ended July 31, 2014	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$4,581	$2,682	$(7,678)	$(415)
Other income (expense)	(212)	123	(202)	(291)
Depreciation and amortization[7]	3,446	100	2,639	6,185

EBITDA	7,815	2,905	(5,241)	5,479
Impairment charges	—	—	2,741	2,741
Integration expenses	(29)	—	260	231
Restructuring charges, excluding accelerated depreciation	—	—	553	553

Adjusted EBITDA	$7,786	$2,905	$(1,687)	$9,004

	Electronic	Wood Treating
Twelve Months Ended July 31, 2014	Chemicals	Chemicals	Corporate	Total
Operating Income	$14,089	$8,390	$(18,528)	$3,951
Other income (expense)	(597)	116	(350)	(831)
Depreciation and amortization[7]	13,240	400	4,687	18,327

EBITDA	26,732	8,906	(14,191)	21,447
Impairment charges	—	—	2,741	2,741
Integration expenses	885	—	364	1,249
CEO transition costs	—	—	1,280	1,280
Restructuring charges, excluding accelerated depreciation	—	—	3,925	3,925

Adjusted EBITDA	$27,617	$8,906	$(5,881)	$30,642

[7]	Depreciation and amortization in the corporate segment includes depreciation of $2,490 for the fourth fiscal quarter and $4,210 for fiscal 2014 related to restructuring and realignment.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Table 1 (continued)

(in thousands)

	Electronic	Wood Treating
Three Months Ended July 31, 2013	Chemicals	Chemicals	Corporate	Total
Operating Income	$3,513	$2,390	($3,378)	$2,525
Other income (expense)	(15)	(10)	(8)	(33)
Depreciation and amortization	2,662	104	122	2,888

EBITDA	6,160	2,484	(3,264)	5,380
Acquisition and integration expenses	577	—	660	1,237
CEO transition costs	—	—	1,516	1,516

Adjusted EBITDA	$6,737	$2,484	($1,088)	$8,133

	Electronic	Wood Treating
Twelve Months Ended July 31, 2013	Chemicals	Chemicals	Corporate	Total
Operating Income	$13,992	$10,522	$(7,334)	$17,180
Other income (expense)	(110)	(10)	(88)	(208)
Depreciation and amortization	7,416	418	461	8,295

EBITDA	21,298	10,930	(6,961)	25,267
Acquisition and integration expenses	577	—	2,060	2,637
CEO transition costs	—	—	1,516	1,516

Adjusted EBITDA	$21,875	$10,930	$(3,385)	$29,420

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Fourth Quarter Fiscal 2014
Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings/(Loss)
	Income/(Loss)	Margin	Income/(Loss)	Per Share
Non-GAAP measure	$5,600	6.1%	$3,163	$0.27
Realignment charges	(4,517)	(5.0)%	(2,936)	(0.25)
Restructuring charges	(1,267)	(1.4)%	(824)	(0.07)
Restructuring income tax expense	—	—	(75)	(0.01)
Integration expenses	(231)	(0.2)%	(150)	(0.01)

GAAP measure	$(415)	(0.5)%	$(822)	$(0.07)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$4,552	6.9%	$2,682	10.8%
Integration expenses	29	—	—	—

GAAP measure	$4,581	6.9%	$2,682	10.8%

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Full Year Fiscal 2014
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted Earnings/(Loss) Per Share
	Operating		Net
	Income	Margin	Income/(Loss)
Non-GAAP measure	$17,356	4.9%	$9,450	$0.81
Realignment charges	(4,517)	(1.3)%	(2,936)	(0.25)
Restructuring charges	(6,359)	(1.8)%	(4,133)	(0.36)
Restructuring income tax expense	—	—	(1,725)	(0.15)
Integration expenses	(1,249)	(0.3)%	(812)	(0.07)
CEO transition costs	(1,280)	(0.4)%	(832)	(0.07)

GAAP measure	$3,951	1.1%	$(988)	$(0.09)

	Electronic Chemicals Operating		Wood Treating Chemicals Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$14,974	5.9%	$8,390	8.4%
Integration expenses	(885)	(0.3)%	—	—

GAAP measure	$14,089	5.6%	$8,390	8.4%

Fourth Quarter Fiscal 2013
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted Earnings Per Share
	Operating		Net
	Income	Margin	Income
Non-GAAP measure	$5,278	6.5%	$3,247	$0.28
Acquisition & integration expenses	(1,237)	(1.5)%	(1,510)	(0.13)
CEO transition costs	(1,516)	(1.9)%	(1,014)	(0.09)

GAAP measure	$2,525	3.1%	$723	$0.06

	Electronic Chemicals Operating		Wood Treating Chemicals Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$4,090	7.5%	$2,390	8.9%
Acquisition expenses	(577)	(1.0)%	—	—

GAAP measure	$3,513	6.5%	$2,390	8.9%

Full Year Fiscal 2013
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted Earnings Per Share
	Operating		Net
	Income	Margin	Income
Non-GAAP measure	$21,333	8.1%	$12,808	$1.11
Acquisition & integration expenses	(2,637)	(1.0)%	(2,446)	(0.21)
CEO transition costs	(1,516)	(0.6)%	(1,014)	(0.09)

GAAP measure	$17,180	6.5%	$9,348	$0.81

	Electronic Chemicals Operating		Wood Treating Chemicals Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$14,569	8.8%	$10,522	10.8%
Acquisition & integration expenses	(577)	(0.4)%	—	—

GAAP measure	$13,992	8.4%	$10,522	10.8%

Main: 713-600-3800 — Fax: 713-600-3850

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Source: KMG Chemicals, Inc.

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG